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                                                                     Exhibit 4.3

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                         CNH WHOLESALE MASTER NOTE TRUST

                                    AS ISSUER

                                       AND

                               JPMORGAN CHASE BANK

                              AS INDENTURE TRUSTEE


                       SERIES 2003-2 INDENTURE SUPPLEMENT

                         DATED AS OF SEPTEMBER 30, 2003
                                       TO
                                    INDENTURE

                          DATED AS OF SEPTEMBER 1, 2003


================================================================================

                                              SERIES 2003-2 INDENTURE SUPPLEMENT

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                                TABLE OF CONTENTS

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                                                                                                      PAGE
ARTICLE I       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................1

     Section 1.01      Definitions......................................................................1

     Section 1.02      Governing Law...................................................................10

     Section 1.03      Counterparts....................................................................10

     Section 1.04      Ratification of Indenture.......................................................10

ARTICLE II      THE SERIES 2003-2 NOTES................................................................11

     Section 2.01      Creation and Designation........................................................11

     Section 2.02      Form of Delivery; Depository; Denominations.....................................11

     Section 2.03      Delivery and Payment............................................................11

ARTICLE III     ALLOCATIONS, DEPOSITS AND PAYMENTS.....................................................11

     Section 3.01      Allocations of Series 2003-2 Available Interest Amount..........................11

     Section 3.02      Amounts to be Treated as Series 2003-2 Available Interest
                       Amount; Other Deposits to the Interest Funding Account..........................13

     Section 3.03      Allocations of Reductions from Investor Charge-Offs to the
                       Available Subordinated Amount and the Collateral Amount.........................13

     Section 3.04      Allocations of Reimbursements of the Collateral Amount
                       Deficit and the Available Subordinated Amount...................................13

     Section 3.05      Deposits of Principal Collections to the Collection Account
                       during the Revolving Period; Application of Series 2003-2
                       Available Principal Amounts.....................................................14

     Section 3.06      Computation of Reductions to the Collateral Amount and the
                       Available Subordinated Amount from Reallocations of Series 2003-2
                       Available Principal Amounts.....................................................15

     Section 3.07      Targeted Deposits of Series 2003-2 Available Principal
                       Amounts to the Principal Funding Account........................................16

     Section 3.08      Amounts to be Treated as Series 2003-2 Available Principal
                       Amounts; Other Deposits to Principal Funding Account............................16

     Section 3.09      Withdrawals from Interest Funding Account.......................................16

     Section 3.10      Withdrawals from Principal Funding Account......................................17

     Section 3.11      Limit on Repayment of the Series 2003-2 Notes...................................17

     Section 3.12      Calculation of Collateral Amount of Series 2003-2 Notes and
                       Available Subordinated Amount...................................................17

     Section 3.13      Reserved........................................................................19
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                                       -i-    SERIES 2003-2 INDENTURE SUPPLEMENT
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                                TABLE OF CONTENTS
                                   (continued)

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
                                                                                                      PAGE
     Section 3.14      Payments to Noteholders.........................................................19

     Section 3.15      Sale of Receivables for Accelerated Notes.......................................20

     Section 3.16      Calculation Agent; Determination of LIBOR.......................................21

     Section 3.17      Excess Available Interest Amount Sharing........................................23

     Section 3.18      Excess Available Principal Amounts Sharing......................................23

     Section 3.19      Computation of Interest.........................................................24

     Section 3.20      Variable Accumulation Period....................................................24

     Section 3.21      Payment Instructions and Monthly Noteholders' Report............................25

     Section 3.22      Limited Recourse................................................................25

ARTICLE IV      EARLY AMORTIZATION OF NOTES............................................................25

     Section 4.01      Early Amortization Events.......................................................25

ARTICLE V       ACCOUNTS AND INVESTMENTS...............................................................28

     Section 5.01      Accounts........................................................................28

                                      -ii-    SERIES 2003-2 INDENTURE SUPPLEMENT

          This SERIES 2003-2 INDENTURE SUPPLEMENT (this "Indenture Supplement"), by and between CNH WHOLESALE MASTER NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), and JPMorgan Chase Bank, a New York banking corporation (the "Indenture Trustee"), is made and entered into as of September 30, 2003.

          Pursuant to this Indenture Supplement, the Issuer shall create a new series of Notes and shall specify the principal terms thereof.

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

          Section 1.01 DEFINITIONS. For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them in the Indenture and, if not defined in the Indenture, have the meanings assigned to them in the Transfer and Servicing Agreement, as applicable;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

               (4) all references in this Indenture Supplement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

               (5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling;

                                              SERIES 2003-2 INDENTURE SUPPLEMENT

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               (6)  except as expressly provided herein, each capitalized term defined herein shall relate only to the Series 2003-2 Notes and no other Series of Notes issued by the Issuer; and

               (7) "including" and words of similar import will be deemed to be followed by "without limitation."

          "Accumulation Period" means the period from and including the Accumulation Period Commencement Date and terminating on the earlier of (i) the Payment Date on which the Adjusted Outstanding Dollar Principal Amount is reduced to zero and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

          "Accumulation Period Commencement Date" means February 1, 2006 or, if the Servicer makes an election pursuant to SECTION 3.20, the earlier or later date selected by the Servicer pursuant to SECTION 3.20.

          "Accumulation Period Length" means the number of full Collection Periods between the Accumulation Period Commencement Date and the Scheduled Final Payment Date.

          "Adjusted Outstanding Dollar Principal Amount" means the Outstanding Dollar Principal Amount, less any amounts on deposit (other than Investment Earnings) in the Principal Funding Account.

          "Aggregate Series Available Interest Amount Shortfall" means the sum of the series available interest amount shortfalls (as such concept is defined in each of the related Indenture Supplements) for all series of Notes, including the Series 2003-2 Available Interest Amount Shortfall for Series 2003-2.

          "Aggregate Series Available Principal Shortfall" means the sum of the series available principal amount shortfalls (as such concept is defined in the related Indenture Supplements) for all series of Notes, including the Series 2003-2 Available Principal Amount Shortfall for Series 2003-2.

          "Authorized Officer" is defined in the Indenture.

          "Calculation Agent" is defined in SECTION 3.16.

          "Case Credit" means Case Credit Company, a Delaware corporation.

          "Class A Monthly Interest" is defined in SECTION 3.01(b).

          "Class A Note Initial Principal Balance" means $485,787,000.

          "Class A Note Principal Balance" means, on any date of determination, an amount equal to (a) the Class A Note Initial Principal Balance, MINUS (b) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

                                        2     SERIES 2003-2 INDENTURE SUPPLEMENT
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          "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Note Register.

          "Class A Notes" means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1.

          "Class A Rate" means, with respect to an Interest Period, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus 0.20%.

          "Class B Monthly Interest" is defined in SECTION 3.01(c).

          "Class B Note Initial Principal Balance" means $35,825,000.

          "Class B Note Principal Balance" means, on any date of determination, an amount equal to (a) the Class B Note Initial Principal Balance, MINUS (b) the aggregate amount of principal payments made to the Class B Noteholders on or prior to such date.

          "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Note Register.

          "Class B Notes" means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-2.

          "Class B Rate" means, with respect to an Interest Period, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus 0.75%.

          "Collateral Amount" means, with respect to the Series 2003-2 Notes the amount calculated pursuant to SECTION 3.12(a). The initial Collateral Amount is $521,612,000.

          "Controlled Accumulation Amount" means (i) the Outstanding Dollar Principal Amount as of the Accumulation Period Commencement Date, divided by
(ii) the Accumulation Period Length.

          "Controlled Deposit Amount" means, with respect to any Payment Date, the excess of (i) the Controlled Accumulation Amount plus portions of Controlled Accumulation Amounts, if any, that were to be deposited on a prior Payment Date but were not so deposited OVER (ii) any funds in the Excess Funding Account that are allocable to the Series 2003-2 Notes and have not been deposited into the Principal Funding Account as of such Payment Date.

          "Defaulted Amount" is defined in the Transfer and Servicing Agreement.

          "Early Amortization Period" means the period from and including the date on which a Series 2003-2 Early Amortization Event occurs and terminating on the earlier of (i) the Payment Date on which the Outstanding Dollar Principal Amount has been reduced to zero, (ii) the Legal Final Maturity Date and (iii) if such Early Amortization Period has commenced before

                                        3     SERIES 2003-2 INDENTURE SUPPLEMENT
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the scheduled termination of the Revolving Period, the day on which the
Revolving Period recommences pursuant to SECTION 4.01.

          "Eligible Investments" is defined in the Transfer and Servicing Agreement.

          "Event of Default" is defined in SECTION 7.01 of the Indenture.

          "Fitch" means Fitch, Inc.

          "Indenture" means the Indenture, dated as of September 1, 2003 between the Issuer and JPMorgan Chase Bank, as Indenture Trustee, as amended, restated and supplemented from time to time.

          "Insolvency Event' is defined in the Transfer and Servicing Agreement.

          "Interest Funding Account" means the Qualified Account designated as such and established pursuant to SECTION 5.01(a).

          "Interest Payment Date" means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day. The initial Interest Payment Date is November 17, 2003.

          "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Closing Date) to but excluding such current Interest Payment Date.

          "Investment Earnings" means, for any Payment Date, all interest and earnings on Eligible Investments included in the Reserve Fund or the Principal Funding Account, as applicable (net of losses and investment expenses) during the period commencing on and including the Payment Date immediately preceding such Payment Date and ending on but excluding such Payment Date.

          "Investor Charge-Off" means, with respect to any Payment Date, the aggregate amount, if any, by which the sum of (i) the Investor Default Amount and the Investor Uncovered Dilution Amount, if any, for the preceding Collection Period exceeds the Series 2003-2 Available Interest Amount for such Payment Date available after giving effect to CLAUSES (a), (b) and (c) of SECTION 3.01.

          "Investor Default Amount" means, an amount equal to the product of (a) the Defaulted Amount TIMES (b) the Series 2003-2 Floating Allocating Percentage.

          "Investor Dilution Amount" is defined in the Transfer and Servicing Agreement.

          "Investor Uncovered Dilution Amount" means an amount equal to the product of (x) the Series 2003-2 Floating Allocating Percentage for the related Collection Period, TIMES (y) the aggregate Investor Dilution Amount occurring during that Collection Period as to which any deposit is required to be made to the Excess Funding Account pursuant to SECTION 3.09 of the

                                        4     SERIES 2003-2 INDENTURE SUPPLEMENT
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Transfer and Servicing Agreement but has not been made, PROVIDED that, if the
Transferor Amount is greater than zero at the time the deposit referred to in CLAUSE (y) is required to be made, the Investor Uncovered Dilution Amount for such amount to be deposited shall be deemed to be zero.

          "Legal Final Maturity Date" means the Payment Date in August 15, 2009.

          "LIBOR" means, with respect to any Interest Period, the London interbank offered rate determined in accordance with SECTION 3.16.

          "LIBOR Business Day" means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

          "LIBOR Determination Date" means, with respect to any Interest Period, the second LIBOR Business Day prior to the commencement of such Interest Period.

          "Monthly Payment Rate" means, for a Collection Period, the percentage obtained by dividing Principal Collections for the related Collection Period by the Pool Balance on the first day of the related Collection Period.

          "Monthly Servicing Fee" means 1/12 TIMES the result of (a) 1% TIMES
(b) the Collateral Amount.

          "Moody's" means Moody's Investors Service, Inc.

          "Outstanding Dollar Principal Amount" means, on any date of determination, an amount equal to the sum of the Class A Note Principal Balance and the Class B Note Principal Balance.

          "Paying Agent" means, initially, the Indenture Trustee.

          "Payment Date" means, with respect to the Notes, any Principal Payment Date or any Interest Payment Date.

          "Principal Funding Account" means the Qualified Account designated as such and established pursuant to SECTION 5.01(a).

          "Principal Payment Date" means, the Scheduled Final Payment Date or, upon the acceleration of the Series 2003-2 Notes following an Event of Default or the occurrence of a Series 2003-2 Early Amortization Event, each Interest Payment Date occurring after such acceleration or Series 2003-2 Early Amortization Event.

          "Rating Agency" means, with respect to the Series 2003-2 Notes, each of Moody's, S&P and Fitch.

                                        5     SERIES 2003-2 INDENTURE SUPPLEMENT
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          "Receivables Sales Proceeds" means, with respect to the Series 2003-2
Notes, the proceeds of the sale of Receivables with respect to such series of Notes pursuant to SECTION 3.15. Receivables Sales Proceeds do not constitute Available Principal Amounts.

          "Record Date" means, with respect to any Payment Date, (i) if the Series 2003-2 Notes are Global Notes, the day immediately preceding such Payment Date and (ii) if the Series 2003-2 Notes are definitive Notes, the last day of the calendar month ending before such Payment Date.

          "Reference Banks" means four major banks engaged in transactions in the London interbank market, selected by the Calculation Agent for the purpose of determining LIBOR.

          "Rental Overconcentration Amount" on any Payment Date means the excess, if any, of:

          (a) the aggregate principal amount of Receivables relating to equipment purchased by a dealer for its rental business on the last day of the Collection Period immediately preceding that Payment Date; OVER

          12% of the aggregate Pool Balance on the last day of the immediately preceding Collection Period.

          "Required Pool Percentage" means 107%.

          "Reserve Fund" means the Qualified Account designated as such and established pursuant to SECTION 5.01(a).

          "Reserve Fund Available Amount" means, for any Payment Date, the amount on deposit in the Reserve Fund (other than Investment Earnings) on such date, but before giving effect to any deposit made or to be made to the Reserve Fund on such date).

          "Reserve Fund Required Amount" means an amount equal to 1.00% of the initial Outstanding Dollar Principal Amount.

          "Revolving Period" means the period beginning at the close of business on the Series 2003-2 Closing Date, and terminating at the earlier of (i) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. The Revolving Period, however, may recommence upon the termination of an Early Amortization Period pursuant to SECTION 4.01.

          "Scheduled Final Payment Date" means the Payment Date in August 15, 2006.

          "Series 2003-2" means the Series of Notes the terms of which are specified in this Indenture Supplement.

          "Series 2003-2 Accounts" is defined in SECTION 5.01(a).

                                        6     SERIES 2003-2 INDENTURE SUPPLEMENT
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          "Series 2003-2 Available Amount" means, with respect to any Payment
Date, the sum of the Series 2003-2 Available Interest Amount and the Series 2003-2 Available Principal Amount, for such Payment Date.

          "Series 2003-2 Available Interest Amount" means, with respect to any Payment Date, the sum of (a) the Available Interest Amount allocated to Series 2003-2 pursuant to SECTION 5.01 of the Indenture and (b) any amounts to be treated as part of the Series 2003-2 Available Interest Amount pursuant to
SECTION 3.02(a).

          "Series 2003-2 Available Interest Amount Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to SECTIONS 3.01(a) through (g) for such Payment Date OVER (ii) the Series 2003-2 Available Interest Amount (excluding amounts to be treated as part of the Series 2003-2 Available Interest Amount pursuant to
SECTION 3.17(a) for such Payment Date).

          "Series 2003-2 Available Principal Amount" means, with respect to any Payment Date, the sum of (a) the Available Principal Amount allocated to Series 2003-2 pursuant to SECTION 5.02 of the Indenture, (b) Series 2003-2 Excess Funding Amount allocated to Series 2003-2 on that Payment Date, (c) any amounts to be treated as part of the Series 2003-2 Available Principal Amount pursuant to SECTION 3.01(d) and (d) any amounts allocated pursuant to SECTION 3.01(g).

          "Series 2003-2 Available Principal Amount Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to SECTION 3.07 OVER (ii) the Series 2003-2 Available Principal Amount (excluding amounts to be treated as part of the Series 2003-2 Available Principal Amount pursuant to SECTION 3.18(a) for such Payment Date); provided, however, that the Issuer, when authorized by an Officer's Certificate, may amend or otherwise modify this definition of Series 2003-2 Available Principal Amount Shortfall with evidence that the Rating Agency Condition has been satisfied with respect thereto.

          "Series 2003-2 Available Subordinated Amount" or "Available Subordinated Amount" means the amount calculated pursuant to SECTION 3.12(b). The initial Series 2003-2 Available Subordinated Amount is $51,587,427.

          "Series 2003-2 Closing Date" means September 30, 2003.

          "Series 2003-2 Collateral Amount Deficit" means the amount by which
(x) the Adjusted Outstanding Dollar Principal Amount, exceeds (y) the Collateral Amount.

          "Series 2003-2 Early Amortization Event" means the occurrence of any of the events specified in SECTION 12.01 of the Indenture and SECTION 4.01 of this Indenture Supplement.

                                        7     SERIES 2003-2 INDENTURE SUPPLEMENT
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          "Series 2003-2 Excess Funding Amount" means, as of any date, the product of: (a) the amount on deposit in the Excess Funding Account on that date; TIMES (b) the result of (i) the Series 2003-2 Security Amount; DIVIDED BY
(ii) the sum of the Series Security Amounts of all series issued by the Issuer that are being allocated a portion of the funds in the Excess Funding Account on that date.

          "Series 2003-2 Floating Allocation Percentage" means, with respect to any Payment Date, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 2003-2 Security Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the greater of (a) the Adjusted Pool Balance as of the close of business on the last day of the preceding Collection Period, and (b) the sum of the Series Security Amounts for all series of Notes (including Series 2003-2 on that day).

          "Series 2003-2 Incremental Subordinated Amount" on any Determination Date, will equal the product obtained by multiplying:

          (i) a fraction, the numerator of which is the Series 2003-2 the Security Amount (calculated without including the Series 2003-2 Incremental Subordinated Amount), and the denominator of which is the greater of (1) the Pool Balance on the last day of the preceding Collection Period and (2) the sum of the amounts in the numerator used to calculate the incremental subordinated amount for all series, BY

          (ii)   the excess, if any, of

                      (a) the sum of (x) the Dealer Overconcentration Amount, the Used Equipment Overconcentration Amount, the Rental Overconcentration Amount and (y) the aggregate amount of Ineligible Receivables and, without duplication, any other Receivables transferred to the Issuer that are not Eligible Receivables, on the Determination Date, OVER

                      (b) the aggregate amount of Ineligible Receivables and, without duplication, any other Receivables transferred to the Issuer that are not Eligible Receivables, and Receivables in Accounts containing Dealer Overconcentrations, Used Equipment Overconcentration Amounts or Rental Overconcentration Amounts in each case during the preceding Collection Period and that may be reassigned from the Issuer.

          "Series 2003-2 Monthly Interest" is defined in SECTION 3.01(c).

          "Series 2003-2 Monthly Principal" is defined in SECTION 3.07.

          "Series 2003-2 Noteholder" means a Person in whose name a Series 2003-2 Note is registered in the Note Register or the bearer of any Series 2003-2 Note in Bearer Note form (including a Global Note in bearer form), as the case may be.

                                        8     SERIES 2003-2 INDENTURE SUPPLEMENT

          "Series 2003-2 Notes" or "Notes" means either or both of the Class A Notes and the Class B Notes, as the context requires.

          "Series 2003-2 Principal Allocation Percentage" for any Payment Date shall mean the percentage equivalent, which may never exceed 100%, of a fraction the numerator of which is the Series 2003-2 Security Amount as of the last day of the immediately preceding Collection Period or, if the Accumulation Period or an Early Amortization Period has commenced, as of the last day of the Collection Period that preceded the commencement of the earlier to occur of the Accumulation Period or an Early Amortization Period, as applicable; and the denominator of which is the greater of (a) the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (b) the sum of the Series Security Amounts for all series of notes as of the last day of the immediately preceding Collection Period, except that for any series that is amortizing, repaying or accumulating principal, the Series Security Amount of that series will be the Series Security Amount as of the last day of the Collection Period that preceded the commencement of the amortization, repayment or accumulation, as applicable.

          "Series 2003-2 Required Subordinated Amount" is equal to (i) the greater of (a) zero and (b) the product of (1) the Series 2003-2 Subordinated Percentage TIMES (2) the Collateral Amount, PLUS (ii) the Series 2003-2 Incremental Subordinated Amount.

          "Series 2003-2 Security Amount" or "Security Amount" means, at the time of determination, the amount equal to the sum of (i) the Collateral Amount at such time PLUS (ii) the Series 2003-2 Available Subordinated Amount at such time.

          "Series 2003-2 Subordinated Percentage" equals 9.89%.

          "Series 2003-2 Termination Date" means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount is reduced to zero, (b) the Legal Final Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

          "Shared Excess Available Interest Amount" means, with respect to any Payment Date with respect to any series of Notes, either (i) the Series 2003-2 Available Interest Amount for such Payment Date available after application in accordance with SECTIONS 3.01(a) through (h) or (ii) the amounts allocated to the notes of other Series that the applicable indenture supplements for such Series specify are to be treated as "Shared Excess Available Interest Amount."

          "Shared Excess Available Principal Amount" means, with respect to any Payment Date and any series of Notes, either (i) the Series 2003-2 Available Principal Amount for such Payment Date applied as Shared Excess Available Principal Amounts in accordance with SECTION 3.05 or (ii) the amounts allocated to the notes of other Series that the indenture supplements for such Series specify are to be treated as "Shared Excess Available Principal Amounts."

          "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

                                        9     SERIES 2003-2 INDENTURE SUPPLEMENT

          "Telerate Page 3750" means the display page so designated as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace that page on that service, or any other service that may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for Dollar deposits).

          "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated as of September 1, 2003, among CNH Wholesale Receivables Inc., as transferor, Case Credit, as Servicer and the Issuer, as amended, restated and supplemented from time to time.

          "Used Equipment Overconcentration Amount" on any Payment Date means the excess, if any, of:

          (b) the aggregate principal amount of Receivables relating to used equipment on the last day of the Collection Period immediately preceding that Payment Date; OVER

          40% of the aggregate Pool Balance on the last day of the immediately preceding Collection Period.

          Section 1.02 GOVERNING LAW. THIS INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 1.03 COUNTERPARTS. This Indenture Supplement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

          Section 1.04 RATIFICATION OF INDENTURE. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

                                       10     SERIES 2003-2 INDENTURE SUPPLEMENT

                                   ARTICLE II

                             THE SERIES 2003-2 NOTES

          Section 2.01 CREATION AND DESIGNATION.

          (a) There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "CNH Wholesale Master Note Trust Asset Backed Notes Series 2003-2" or the "Series 2003-2 Notes." The Series 2003-2 Notes will be issued in two classes, known as the Series 2003-2 Class A Floating Rate Asset-Backed Notes and the Series 2003-2 Class B Floating Rate Asset-Backed Notes.

          (b) The Series 2003-2 Notes shall not be subordinated to any other Series of Notes.

          Section 2.02 FORM OF DELIVERY; DEPOSITORY; DENOMINATIONS.

          (a) The Series 2003-2 Notes, upon original issuance, shall be delivered in the form of Global Notes and Registered Notes as provided in SECTIONS 2.02 and 3.01(g) of the Indenture, respectively.

          (b) The Depository for the Series 2003-2 Notes shall be The Depository Trust Company, and the Series 2003-2 Notes shall initially be registered in the name of Cede & Co., its nominee.

          (c) The Series 2003-2 Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

          Section 2.03 DELIVERY AND PAYMENT. The Issuer shall execute and deliver the Series 2003-2 Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2003-2 Notes when authenticated, each in accordance with SECTION 3.03 of the Indenture.

                                   ARTICLE III

                       ALLOCATIONS, DEPOSITS AND PAYMENTS

          Section 3.01 ALLOCATIONS OF SERIES 2003-2 AVAILABLE INTEREST AMOUNT. On each Payment Date, the Indenture Trustee will apply the Series 2003-2 Available Interest Amount as follows:

          (a) first, an amount equal to the Monthly Servicing Fee, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior date, shall be distributed to the Servicer;

          (b) second, to deposit to the Interest Funding Account an amount equal to (i) the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Rate applicable to the

                                       11     SERIES 2003-2 INDENTURE SUPPLEMENT
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related Interest Period, times (C) the Class A Note Principal Balance determined as of the Record Date preceding the related Payment Date (the "Class A Monthly Interest"), plus (ii) an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this SECTION 3.01(b) as of prior Interest Periods over the aggregate amount of interest paid to the Class A Noteholders pursuant to this SECTION 3.01(b) in respect of such prior Interest Periods, together with interest at the Class A Rate on such delinquent amount, to the extent permitted by applicable law;

          (c) third, to deposit to the Interest Funding Account an amount equal to (i) the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Rate applicable to the related Interest Period, times
(C) the Class B Note Principal Balance determined as of the Record Date preceding the related Payment Date (the "Class B Monthly Interest" and collectively with the Class A Monthly Interest, the "Series 2003-2 Monthly Interest"), plus (ii) an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this SECTION 3.01(c) as of prior Interest Periods over the aggregate amount of interest paid to the Series 2003-2 Noteholders pursuant to this SECTION 3.01(c) in respect of such prior Interest Periods, together with interest at the Class B Rate on such delinquent amount, to the extent permitted by applicable law;

          (d) fourth, to be treated as part of the Series 2003-2 Available Principal Amount for application in accordance with SECTION 3.05 in an amount equal to (i) the Investor Default Amount, if any, (ii) the Investor Uncovered Dilution Amount, if any, and (iii) the Series 2003-2 Collateral Amount Deficit, if any, in each case for the preceding Collection Period;

          (e) fifth, (i) an amount up to the excess, if any, of the Reserve Fund Required Amount OVER the Reserve Fund Available Amount shall be deposited into the Reserve Fund or, (ii) for each Payment Date from the month preceding the Accumulation Period through the last Payment Date occurring in the Accumulation Period, an amount up to the excess, if any, of 125% of the Reserve Fund Required Amount OVER the Reserve Fund Available Amount shall be deposited into the Reserve Fund;

          (f) sixth, an amount equal to the excess of the Series 2003-2 Required Subordinated Amount OVER the Series 2003-2 Available Subordinated Amount will be distributed to the Transferor to increase the Series 2003-2 Available Subordinated Amount by the amount so distributed;

          (g) seventh, during an Early Amortization, any Series 2003-2 Available Interest Amounts that remain after giving effect to CLAUSES 3.01(a) through (f) above, shall be deposited into the Principal Funding Account for payment to the Series 2003-2 Noteholders in an amount up to the Collateral Amount of the Series 2003-2 Notes;

          (h) eighth, any Series 2003-2 Available Interest Amounts that remain after giving effect to CLAUSES 3.01(a) through (g) above and reimbursement of waived Monthly Servicing Fee, if any, to be treated as Shared Excess Available Interest Amount for application in accordance with SECTION 3.17;

                                       12     SERIES 2003-2 INDENTURE SUPPLEMENT

          Section 3.02 AMOUNTS TO BE TREATED AS SERIES 2003-2 AVAILABLE INTEREST AMOUNT; OTHER DEPOSITS TO THE INTEREST FUNDING ACCOUNT. The following deposits and payments will be made on the following dates:

          (a) Amounts to be Treated as Series 2003-2 Available Interest Amount. In addition to the Available Interest Amount (including any Reallocated Yield Amounts) allocated to Series 2003-2 pursuant to SECTION 5.01 of the Indenture, the following amounts shall be treated as part of the Series 2003-2 Available Interest Amount for application in accordance with this Article III:

               (i)    RESERVED.

               (ii) INVESTMENT EARNINGS. Any Investment Earnings with respect to the Principal Funding Account and the Reserve Fund for any Payment Date will be treated as part of the Series 2003-2 Available Interest Amount for such Payment Date.

               (iii) SHARED EXCESS AVAILABLE INTEREST AMOUNT. Any Shared Excess Available Interest Amount allocable to Series 2003-2 will be treated as part of the Series 2003-2 Available Interest Amount pursuant to
          SECTION 3.17(a).

          Section 3.03 ALLOCATIONS OF REDUCTIONS FROM INVESTOR CHARGE-OFFS TO THE AVAILABLE SUBORDINATED AMOUNT AND THE COLLATERAL AMOUNT. On each Payment Date when there is an Investor Charge-Off with respect to the related Collection Period, such Investor Charge-Off will be allocated on that date to the Available Subordinated Amount and the Collateral Amount as set forth in this SECTION 3.03.

          (a) First, the amount of such Investor Charge-Off will be allocated to the Available Subordinated Amount in an amount equal to lesser of (i) such Investor Charge-Off and (ii) the Available Subordinated Amount (computed prior to giving effect to such Investor Charge-Off and any reallocation of Series 2003-2 Available Principal Amount on such date). In such case, the Available Subordinated Amount will be reduced by an amount equal to the portion of such Investor Charge-Off Amount that is allocated to the Available Subordinated Amount pursuant to this CLAUSE (a); provided, however, that no such allocation will reduce the Available Subordinated Amount below zero.

          (b) Second, the amount of such Investor Charge-Off remaining after giving effect to clause (a) above will be allocated to the Series 2003-2 Notes in an amount equal to the lesser of (i) the excess, if any, of the Investor Charge-Off for such Collection Period over the amount of the reduction of the Available Subordinated Amount pursuant to CLAUSE (a) above and (ii) the Collateral Amount (computed prior to giving effect to such reduction and any reallocations of Series 2003-2 Available Principal Amounts on such date). In such case, the Collateral Amount will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Series 2003-2 Notes pursuant to this CLAUSE (b); provided, however, that no such allocation will reduce the Collateral Amount below zero.

          Section 3.04 ALLOCATIONS OF REIMBURSEMENTS OF THE COLLATERAL AMOUNT DEFICIT AND THE AVAILABLE SUBORDINATED AMOUNT. If, as of any Payment Date, there is any Series 2003-2

                                       13     SERIES 2003-2 INDENTURE SUPPLEMENT

Available Interest Amount available pursuant to SECTION 3.01(d) or (g) to reimburse any Series 2003-2 Collateral Amount Deficit or to increase the Available Subordinated Amount as of such Payment Date, such funds will be allocated as follows:

          (a) first, to the Collateral Amount, but in no event will the Collateral Amount be increased above the Adjusted Outstanding Dollar Principal Amount of the Series 2003-2 Notes; and

          (b) second, to the Available Subordinated Amount, but in no event will the Available Subordinated Amount be increased above the Available Subordinated Amount calculated as if there had been no reduction of the Available Subordinated Amount pursuant to SECTION 3.03 or 3.06.

          Section 3.05 DEPOSITS OF PRINCIPAL COLLECTIONS TO THE COLLECTION ACCOUNT DURING THE REVOLVING PERIOD; APPLICATION OF SERIES 2003-2 AVAILABLE PRINCIPAL AMOUNTS. If on any day during the Revolving Period no other Series is then amortizing, repaying or accumulating principal and the Adjusted Pool Balance is not less than the Required Pool Balance on such day and the Transferor Amount is not less than the Trust Available Subordinated Amount on such day, the Servicer will distribute directly to the Transferor on each date of deposit the Series 2003-2 Noteholder's share of Principal Collections.

          On each Payment Date, the Indenture Trustee will apply the Series 2003-2 Available Principal Amount as follows:

          (a) first, if, after giving effect to deposits to be made with respect to such Payment Date pursuant to SECTIONS 3.01(a) and 3.01(b), the Servicer has not received all amounts due under SECTION 3.01(a) or the Class A Notes have not received the full amount targeted to be deposited pursuant to
SECTION 3.01(b) with respect to that Payment Date, then the Series 2003-2 Available Principal Amount will be paid to the Servicer and allocated to the Interest Funding Account and applied in the order of priority set forth in
SECTION 3.01 in an amount equal to the lesser of the following amounts:

               (i) the amount of the deficiency of amounts due and payable to the Servicer under SECTION 3.01(a) and the amount of the deficiency in such targeted amount to be deposited into the Interest Funding Account pursuant to SECTION 3.01(b); and

               (ii) the Series 2003-2 Security Amount, less the Class A Note Principal Balance (determined after giving effect to the application of the Investor Charge-Off pursuant to SECTION 3.03);

          (b) second, if, after giving effect to deposits to be made with respect to such Payment Date pursuant to SECTION 3.01(c), the Class B Notes have not received the full amount targeted to be deposited pursuant to SECTION 3.01(c) with respect to that Payment Date, then the Series 2003-2 Available Principal Amount will be allocated to the Interest Funding Account in an amount equal to the lesser of the following amounts:

                                       14     SERIES 2003-2 INDENTURE SUPPLEMENT

               (i) the amount of the deficiency in such targeted amount to be deposited into the Interest Funding Account; and

               (ii) the Series 2003-2 Available Subordinated Amount (determined after giving effect to the application of the Investor Charge-Off pursuant to SECTION 3.03);

          (c) third, if Series 2003-2 is in its Accumulation Period, the Indenture Trustee will deposit the Controlled Deposit Amount, to the extent of any remaining Series 2003-2 Available Principal Amounts, into the Principal Funding Account;

          (d) fourth, if Series 2003-2 is in an Early Amortization Period, the Indenture Trustee will deposit any remaining Series 2003-2 Available Principal Amounts into the Principal Funding Account for payment to the Series 2003-2 Noteholders in an amount up to the Collateral Amount of the Series 2003-2 Notes, to the extent of the Series 2003-2 Security Amount (determined after giving effect to any other allocations or deposits on that date);

          (e) fifth, the Indenture Trustee will make a deposit into the Reserve Fund to the extent that the Reserve Fund Available Amount is less than the Reserve Fund Required Amount after giving effect to any deposits made from the Series 2003-2 Available Interest Amount to the Reserve Fund for that Payment Date, but only to the extent that the Available Subordinated Amount exceeds zero prior to such deposit; and

          (f) sixth, if, any remaining Series 2003-2 Available Principal Amount (after giving effect to CLAUSES (a) through (e) above) will be treated as Shared Excess Available Principal Amounts.

          Section 3.06 COMPUTATION OF REDUCTIONS TO THE COLLATERAL AMOUNT AND THE AVAILABLE SUBORDINATED AMOUNT FROM REALLOCATIONS OF SERIES 2003-2 AVAILABLE PRINCIPAL AMOUNTS.

          (a) Each reallocation of a portion of the Series 2003-2 Available Principal Amounts that is deposited to the Interest Funding Account or the Reserve Account pursuant to SECTION 3.05(a), 3.05(b) and 3.05 (e) and the amount of Investor Charge-Offs not covered by Series 2003-2 Available Interest Amounts will reduce the Available Subordinated Amount; provided, however, that such reduction shall not reduce the Available Subordinated Amount below zero (after giving effect to any reductions pursuant to SECTION 3.03 for Investor Charge-Offs).

          (b) Each reallocation of a portion of the Series 2003-2 Available Principal Amounts that is deposited to the Interest Funding Account or the Reserve Account pursuant to SECTION 3.05(a), 3.05(b) and 3.05 (e) and the amount of Investor Charge-Offs not covered by Series 2003-2 Available Interest Amounts in excess of the amounts applied pursuant to CLAUSE (a) above that reduce the Available Subordinated Amount to zero will reduce the Collateral Amount; PROVIDED, HOWEVER, that the amount of such reduction shall not reduce the Collateral Amount below zero (after giving effect to any reductions pursuant to SECTION 3.03 for Investor Charge-Offs).

                                       15     SERIES 2003-2 INDENTURE SUPPLEMENT

          Section 3.07 TARGETED DEPOSITS OF SERIES 2003-2 AVAILABLE PRINCIPAL AMOUNTS TO THE PRINCIPAL FUNDING ACCOUNT. The Series 2003-2 Available Principal Amount that is targeted to be deposited into the Principal Funding Account with respect to any Payment Date will be (i) the amount determined pursuant to CLAUSE
(a) or (b) below for such Payment Date, as applicable, or if more than one such clause is applicable, the highest amount determined pursuant to any one of such clauses, and (ii) any targeted deposit pursuant to CLAUSE (i) for any prior Payment Date to the extent not previously deposited, but in no case more than the Collateral Amount (computed immediately before giving effect to such deposit but after giving effect to any reductions thereof due to any Investor Charge-Offs and any reallocations of the Series 2003-2 Available Principal Amounts on such date, such amount that is targeted to be deposited into the Principal Funding Account with respect to any Payment date, "Series 2003-2 Monthly Principal").

          (a) BUDGETED DEPOSITS. Subject to SECTION 3.07(b), with respect to each Principal Payment Date, beginning with the Accumulation Period Commencement Date, the targeted deposit to be made into the Principal Funding Account will be the Controlled Deposit Amount for the related Payment Date.

          (b) EVENT OF DEFAULT, EARLY AMORTIZATION EVENT, OTHER OPTIONAL OR MANDATORY REDEMPTION. If the Series 2003-2 Notes have been accelerated during a Collection Period after the occurrence of an Event of Default, or if an Early Amortization Event with respect to the Series 2003-2 Notes occurs during a Collection Period, or with respect to the Collection Period immediately preceding any other date fixed for any other optional or mandatory redemption of the Series 2003-2 Notes, the targeted deposit for the Series 2003-2 Notes with respect to the Payment Date following such Collection Period and each following Payment Date is equal to the Collateral Amount (after taking into effect any reallocations and Investor Charge-Offs), for payment, first, to the Class A Noteholders on the related Payment Date until the Class A Note Principal Balance has been paid in full and, second, to the Class B Noteholders on the related Payment Date until the Class B Note Principal Balance has been paid in full.

          Section 3.08 AMOUNTS TO BE TREATED AS SERIES 2003-2 AVAILABLE PRINCIPAL AMOUNTS; OTHER DEPOSITS TO PRINCIPAL FUNDING ACCOUNT. The following deposits and payments will be made on the following dates:

          (a) AMOUNTS TO BE TREATED AS SERIES 2003-2 AVAILABLE PRINCIPAL AMOUNTS. In addition to the Available Principal Amounts allocated to the Series 2003-2 Notes pursuant to SECTION 5.02 of the Indenture, any portion of the Series 2003-2 Available Interest Amount that is allocated pursuant to SECTION 3.01(d) or SECTION 3.01(g) shall be treated as part of the Series 2003-2 Available Principal Amounts for application in accordance with SECTION 3.05.

          (b) WITHDRAWALS FROM EXCESS FUNDING ACCOUNT. During the Accumulation Period or the Early Amortization Period, the withdrawal of the Series 2003-2 Excess Funding Amount from the Excess Funding Account pursuant to SECTION 4.02(d) of the Indenture will be deposited into the Principal Funding Account on the date of receipt by the Indenture Trustee.

          Section 3.09 WITHDRAWALS FROM INTEREST FUNDING ACCOUNT. Withdrawals made pursuant to this SECTION 3.09 with respect to the Series 2003-2 Notes will be made from the

                                       16     SERIES 2003-2 INDENTURE SUPPLEMENT

Interest Funding Account only after all allocations and reallocations have been made pursuant to SECTIONS 3.01 and 3.05. Such withdrawals will be limited to the amount then on deposit in the Interest Funding Account.

          (a) WITHDRAWALS FOR SERIES 2003-2 NOTES. On each Interest Payment Date, any amount on deposit in the Interest Funding Account for the Series 2003-2 Notes shall be paid to the Paying Agent for payment, first, to the Class A Noteholders on the related Interest Payment Date in the amount set forth in
SECTION 3.01(b) and, second, to the Class B Noteholders on the related Interest Payment Date in the amount set forth in SECTION 3.01(c).

          (b) PAYMENT TO THE TRANSFEROR. After payment in full of the Collateral Amount of the Series 2003-2 Notes, any amount remaining on deposit in the Interest Funding Account will be paid to the Transferor.

          Section 3.10 WITHDRAWALS FROM PRINCIPAL FUNDING ACCOUNT. Withdrawals made pursuant to this SECTION 3.10 with respect to the Series 2003-2 Notes will be made from the Principal Funding Account only after all allocations and reallocations have been made pursuant to SECTIONS 3.01 and SECTION 3.05. In no event will the amount of the withdrawal be more than the amount then on deposit in the Principal Funding Account.

          (a) WITHDRAWALS FOR THE SERIES 2003-2 NOTES. On each Principal Payment Date, any amount on deposit in the Principal Funding Account shall be paid to the Paying Agent for payment, first, to the Class A Noteholders on the related Payment Date until the Class A Note Principal Balance has been paid in full and, second, to the Class B Noteholders on the related Payment Date until the Class B Note Principal Balance has been paid in full.

          (b) PAYMENT TO THE TRANSFEROR. Upon payment in full of the Collateral Amount of the Series 2003-2 Notes, any remaining amount on deposit in the Principal Funding Account will be paid to the Transferor.

          Section 3.11 LIMIT ON REPAYMENT OF THE SERIES 2003-2 NOTES. No amounts on deposit in the Principal Funding Account will be applied to pay principal of the Series 2003-2 Notes in excess of the Collateral Amount.

          Section 3.12 CALCULATION OF COLLATERAL AMOUNT OF SERIES 2003-2 NOTES AND AVAILABLE SUBORDINATED AMOUNT.

          (a) On or prior to each Payment Date the Issuer shall calculate the Collateral Amount, which shall be the following amount:

               (i) as of the Closing Date, the initial Outstanding Dollar Principal Amount of the Series 2003-2 Notes; and

               (ii)   thereafter, an amount equal to, without duplication:

                      (A) the Collateral Amount immediately after the prior date of determination; plus

                                       17     SERIES 2003-2 INDENTURE SUPPLEMENT

                      (B) the share of all reimbursements of the Collateral Amount Deficit pursuant to SECTION 3.01(d) that is allocated to the Collateral Amount pursuant to SECTION 3.04(a) since the prior date of determination; minus

                      (C) the share of all reallocations of the Series 2003-2 Available Principal Amount pursuant to SECTION 3.05(a) and 3.05(b) that is allocated to the Collateral Amount pursuant to
               SECTION 3.06(b) since the prior date of determination; minus

                      (D) the amount of the reduction of the Collateral Amount of the Series 2003-2 Notes resulting from an allocation of an Investor Charge-Off pursuant to SECTION 3.03(b) since the prior date of determination; minus

                      (E) the amount (other than Investment Earnings) deposited in the Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) since the prior date of determination; minus

                      (F) the amount of Series 2003-2 Available Principal Amount deposited into the Reserve Fund pursuant to SECTION 3.05(e) that is allocated to the Collateral Amount pursuant to
               SECTION 3.06(b) since the prior date of determination; minus

                      (G) the amount of all payments of principal on the Series 2003-2 Notes without duplicating the reductions due to any related deposits to the Principal Funding Account.

provided, however, that (1) the Collateral Amount may never be less than zero,
(2) the Collateral Amount may never be greater than the Adjusted Outstanding Dollar Principal Amount of the Series 2003-2 Notes and (3) if the Holders of the Series 2003-2 Notes have caused a sale of Receivables pursuant to SECTION 3.15, then the Collateral Amount of Series 2003-2 Notes the Series 2003-2 will be zero.

          (b) On or prior to each Payment Date the Issuer shall calculate the Available Subordinated Amount, which shall be the following amount:

               (i) as of the Closing Date, the initial Available Subordinated Amount; and

               (ii) thereafter, an amount equal to, without duplication, the lower of:

          (x) the Series 2003-2 Required Subordinated Amount on that Determination Date; and

          (y)  an amount equal to:

                                       18     SERIES 2003-2 INDENTURE SUPPLEMENT

                      (A) the Available Subordinated Amount for the prior Payment Date; plus

                      (B) the amount of all increases to the Available Subordinated Amount pursuant to SECTION 3.01(f) that is allocated to the Available Subordinated Amount pursuant to SECTION 3.04(b) since the prior date of determination; MINUS

                      (C) the share of all reallocations of the Series 2003-2 Available Principal Amount pursuant to SECTION 3.05(a), (b), and
               (e) that is allocated to the Available Subordinated Amount pursuant to SECTION 3.06(a) since the prior date of determination; MINUS

                      (D) the amount of the reduction of the Available Subordinated Amount resulting from an allocation of Investor Charge-Offs pursuant to SECTION 3.03(a) since the prior date of determination; MINUS

                      (E) the Series 2003-2 Incremental Subordinated Amount for the prior Payment Date; plus

                      (F) the Series 2003-2 Incremental Subordinated Amount for the current Payment Date;

                      (G) the amount of Series 2003-2 Available Principal Amount deposited into the Reserve Fund pursuant to SECTION 3.05(e) that is allocated to the Available Subordinated Amount pursuant to SECTION 3.06(a) since the prior date of determination plus

                      (H) any increases made by the Transferor pursuant to the following paragraph.

provided, however, that the Available Subordinated Amount shall never be less than zero and, after the Outstanding Dollar Principal Amount has been reduced to zero, the Available Subordinated Amount shall be zero; provided further, that the Transferor shall have the right to increase the Available Subordinated Amount so long as the aggregate amount of such increases does not exceed 3.50% of the initial Outstanding Dollar Principal Amount.

          Section 3.13 RESERVED.

          Section 3.14 PAYMENTS TO NOTEHOLDERS.

          (a) All payments of principal, interest or other amounts to Holders of the Series 2003-2 Notes will be made pro rata based on the Outstanding Dollar Principal Amount of their Series 2003-2 Notes.

          (b) Any installment of interest or principal, if any, payable on any Series 2003-2 Note which is punctually paid or duly provided for by the Servicer, Issuer or the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be

                                       19     SERIES 2003-2 INDENTURE SUPPLEMENT
paid by the Paying Agent to the Person in whose name such Series 2003-2 Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that (i) with respect to Series 2003-2 Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) with regard to any payments of interest or principal made pursuant to SECTION 3.09(b) or 3.10(b), respectively, payment shall be made by wire transfer in immediately available funds to the account designated by the Transferor.

          (c) The right of the Series 2003-2 Noteholders to receive payments from the Issuer or Transferor will terminate on the first Business Day following the Series 2003-2 Termination Date.

          Section 3.15 SALE OF RECEIVABLES FOR ACCELERATED NOTES.

          (a)  If the Series 2003-2 Notes have been accelerated pursuant to
SECTION 7.02 of the Indenture following an Event of Default, each Holder of a Series 2003-2 Note may notify the Indenture Trustee in writing that it desires to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables, or interests in Principal Receivables and the related Non-Principal Receivables, in the amount described below. The sale can only occur if at least one of the following conditions is met:

               (i) the Holders of Series 2003-2 Notes evidencing at least 90% of the Outstanding Dollar Principal Amount of the Series 2003-2 Notes have notified the Indenture Trustee in writing that they desire to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables in respect of their Series 2003-2 Notes; or

               (ii) the Majority Holders of the Series 2003-2 Notes have notified the Indenture Trustee in writing that they desire to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables in respect of their Series 2003-2 Notes and the net proceeds of the sale of Receivables pursuant to such sale (as described below) plus amounts on deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Series 2003-2 Notes; or

               (iii) (1) the Servicer determines that the funds to be allocated to the Series 2003-2 Notes, including (x) Series 2003-2 Available Interest Amount and Series 2003-2 Available Principal Amounts and (y) amounts on deposit in the Principal Funding Account, may not be sufficient on an ongoing basis to make payments on the Series 2003-2 Notes as those payments would have become due if the obligations had not been declared due and payable and (2) Holders of Series 2003-2 Notes evidencing at least 66 2/3% of the Outstanding Dollar Principal Amount of the Series 2003-2 Notes have notified the Indenture Trustee in writing

                                       20     SERIES 2003-2 INDENTURE SUPPLEMENT
          that they desire to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables in respect of their Series 2003-2 Notes.

     If any of the conditions as provided in the preceding paragraph are met, the Issuer will sell Principal Receivables and the related Non-Principal Receivables (or interests therein) on behalf of Holders of all Series 2003-2 Notes, whether or not they have actually requested that the Issuer sell Principal Receivables and the related Non-Principal Receivables (or interests therein) in an amount not exceeding the Series 2003-2 Security Amount and the proceeds of that sale, but only up to the Collateral Amount will be available to pay the Outstanding Dollar Principal Amount plus any past due interest on the Series 2003-2 Notes, PROVIDED THAT the selection procedure used to determine which Principal Receivables are to be sold shall not be materially adverse to any other Series of Notes. The proceeds of such sale shall be applied in accordance with SECTION 7.06 of the Indenture, and proceeds distributable to the Series 2003-2 Noteholders shall be distributed in the priorities set forth in
SECTION 3.09(a) and 3.10(a), on the related Payment Date. The Holders of the Series 2003-2 Notes shall maintain their rights in their Series 2003-2 Notes until such Holders present their Series 2003-2 Notes to the Issuer in accordance with SECTION 7.06 of the Indenture.

          (b) If the Collateral Amount is greater than zero on the Legal Final Maturity Date (after giving effect to deposits and distributions otherwise to be made on the Legal Final Maturity Date), the Issuer will sell Principal Receivables and the related Non-Principal Receivables on the Legal Final Maturity Date in an amount not exceeding the Series 2003-2 Security Amount and the proceeds of that sale, but only up to the Collateral Amount will be available to pay the Outstanding Dollar Principal Amount plus any past due interest on the Series 2003-2 Notes.

          (c) Sales proceeds received with respect to the Series 2003-2 Notes pursuant to CLAUSE (b) above, but only in an amount up to the Collateral Amount, will be allocated in the following priority:

               (i) first, to be deposited in the Principal Funding Account, an amount up to the Collateral Amount of the Series 2003-2 Notes immediately before giving effect to such deposit, for payment, first, to the Class A Noteholders on the related Payment Date until the Class A Note Principal Balance has been paid in full and, second, to the Class B Noteholders on the related Payment Date until the Class B Note Principal Balance has been paid in full; and

               (ii) second, to be deposited in the Interest Funding Account, the balance of such sales proceeds.

          (d) Any amount remaining on deposit in the Interest Funding Account after a sale of Receivables pursuant to this SECTION 3.15 and the final payment of the Series 2003-2 Notes pursuant to SECTION 5.03 of the Indenture, will be treated as part of the Series 2003-2 Available Interest Amount.

          Section 3.16 CALCULATION AGENT; DETERMINATION OF LIBOR.

                                       21     SERIES 2003-2 INDENTURE SUPPLEMENT

          (a) The Issuer hereby agrees that for so long as any Series 2003-2 Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "Calculation Agent"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to promptly determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed and having accepted such appointment.

          (b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR to equal the offered rate for Unites States dollar deposits for one month (or, solely for purposes of determining LIBOR for the first Interest Period as described in the following paragraph, a two-month period) that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the Interest Period. If that rate appears on Telerate Page 3750, LIBOR will be that rate. If on any LIBOR Determination Date the offered rate does not appear on Telerate page 3750, the Calculation Agent will request each of the Reference Banks, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month (or, solely for purposes of determining LIBOR for the first Interest Period as described in the following paragraph, a two-month period) to prime banks in the London interbank market as of 11:00 A.M., London time, on the date. If at least two Reference Banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two Reference Banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period.

     With respect to the Class A and Class B Notes, LIBOR for the first Interest Period will be determined by straight-line interpolation, based on the actual number of days in the period from the Series 2003-2 Closing Date through and including November 16, 2003, between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.

          (c) The Class A Rate and Class B Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its Corporate Trust Office at (212) 623-5600 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Series 2003-2 Noteholder from time to time.

                                       22     SERIES 2003-2 INDENTURE SUPPLEMENT

          (d) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee, by facsimile transmission, notification of LIBOR for the following Interest Period.

          Section 3.17 EXCESS AVAILABLE INTEREST AMOUNT SHARING.

          (a) The Shared Excess Available Interest Amount allocable to Series 2003-2 on any Payment Date shall be treated as part of the Series 2003-2 Available Interest Amount for such Payment Date.

          (b) The Shared Excess Available Interest Amount allocable to Series 2003-2 with respect to any Payment Date shall mean an amount equal to the Series 2003-2 Available Interest Amount Shortfall, if any, for such Payment Date; PROVIDED, HOWEVER, that if the aggregate amount of Shared Excess Available Interest Amount for all series of Notes for such Payment Date is less than the Aggregate Series Available Interest Amount Shortfall for such Payment Date, then the Shared Excess Available Interest Amount allocable to Series 2003-2 on such Payment Date shall equal the product of (i) Shared Excess Available Interest Amount for all series of Notes and (ii) a fraction, the numerator of which is the Series Available Interest Amount Shortfall with respect to Series 2003-2 for such Payment Date and the denominator of which is the aggregate amount of Aggregate Series Available Interest Amount Shortfall for all series of Notes for such Payment Date.

          (c) Any Shared Excess Available Interest Amount that are not required to be applied to make a payment or deposit in respect of a series of Notes shall be paid to the Transferor.

          Section 3.18 EXCESS AVAILABLE PRINCIPAL AMOUNTS SHARING.

          (a) The Shared Excess Available Principal Amount allocable to Series 2003-2 on any Payment Date shall be treated as Series 2003-2 Available Principal Amounts for such Payment Date.

          (b) The Shared Excess Available Principal Amount allocable to Series 2003-2 with respect to any Payment Date shall mean an amount equal to the Series Available Principal Amount Shortfall (but not to cover charge-offs, uncovered dilution amounts or amounts initially required to be covered by interest collections), if any, with respect to Series 2003-2 for such Payment Date; PROVIDED, HOWEVER, that if the aggregate amount of Shared Excess Available Principal Amounts for all series of Notes for such Payment Date is less than the Aggregate Series Available Principal Amounts Shortfall (but not to cover charge-offs, uncovered dilution amounts or amounts initially required to be covered by interest collections) for such Payment Date, then Shared Excess Available Principal Amounts allocable to Series 2003-2 on such Payment Date shall equal the product of (i) Shared Excess Available Principal Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series Available Principal Amounts Shortfall (but not to cover charge-offs, uncovered dilution amounts or amounts initially required to be covered by interest collections) with respect to Series 2003-2 for such Payment Date and the denominator of which is the aggregate amount of Aggregate Series Available Principal Amounts

                                       23     SERIES 2003-2 INDENTURE SUPPLEMENT

Shortfall for all series of Notes (but not to cover charge-offs, uncovered dilution amounts or amounts initially required to be covered by interest collections) for such Payment Date.

          (c) Any Shared Excess Available Principal Amounts not required to be applied to make a payment or deposit in respect of a series of Notes shall be deposited into the Excess Funding Account to the extent that the Adjusted Pool Balance is less than the Required Pool Balance or the Transferor Amount is less than the Trust Available Subordinated Amount and any amount remaining thereafter paid to the Transferor.

          Section 3.19 COMPUTATION OF INTEREST.

          (a) Interest on the Series 2003-2 Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period.

          (b) Unless otherwise specified in this Indenture Supplement, interest for any period will be calculated from and including the first day of such period to but excluding the last day of such period.

          Section 3.20 VARIABLE ACCUMULATION PERIOD.

          The Servicer may elect, by written notice to the Indenture Trustee, to delay, from time to time, the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to the conditions set forth in this SECTION 3.20; provided, however, that the Accumulation Period shall commence no later than the first day of the Collection Period ending immediately prior to the Scheduled Final Payment Date. Any such election by the Servicer shall be made not later than the first day of the last scheduled Collection Period of the Revolving Period (including any prior shortening and/or extension of the Revolving Period pursuant to this SECTION 3.20). The Issuer or the Servicer may make such election only if the following conditions are satisfied:

               (i) the Servicer shall have delivered to the Indenture Trustee a certificate to the effect that the Servicer reasonably believes that the delay in the commencement of the Accumulation Period would not result in the Outstanding Dollar Principal Amount of the Series 2003-2 Notes not being paid in full on the Scheduled Final Payment Date;

               (ii) the Rating Agencies shall have advised the Issuer that such election to delay the commencement of the Accumulation Period would not cause the rating of any class of any series of Notes then outstanding to be lowered or withdrawn; and

               (iii) the amount to be deposited in the Principal Funding Account in respect of Controlled Accumulation Amount shall have been adjusted.

Notwithstanding anything herein or in the Indenture to the contrary, the Administrator may, on behalf of the Issuer, (i) perform all such calculations as are necessary to determine whether the Accumulation Period may be delayed pursuant to this SECTION 3.20 and (ii) elect to delay the Accumulation Period pursuant to this SECTION 3.20.

                                       24     SERIES 2003-2 INDENTURE SUPPLEMENT

          In addition, the Servicer may, by written notice to the Indenture Trustee, elect to accelerate the start of the Accumulation Period and thereby shorten the Revolving Period, if the Servicer believes that doing so would be appropriate due to the payment rate on the Receivables and/or other factors.

          Section 3.21 PAYMENT INSTRUCTIONS AND MONTHLY NOTEHOLDERS' REPORT. Notwithstanding anything in the Indenture or herein to the contrary, the Issuer may amend the form of Payment Instruction for the Series 2003-2 Notes and the Series 2003-2 Schedule to Monthly Noteholders' Statement from time to time without the consent of the Indenture Trustee or any Noteholder with evidence that the Rating Agency Condition has been satisfied with respect thereto.

          Section 3.22 LIMITED RECOURSE. The obligations of the Issuer under this Indenture Supplement, the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer in connection herewith or therewith are solely the obligations of the Issuer as a trust and the obligations of the Issuer to pay any amounts hereunder or thereunder (including under any of the Transaction Documents) shall be limited solely to the application of amounts available pursuant to this Indenture Supplement. The obligations of the Transferor under this Indenture Supplement, the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Transferor in connection herewith or therewith are solely the obligations of the Transferor and the obligations of the Transferor to pay any amounts hereunder or thereunder (including under any of the Transaction Documents) shall be limited solely to the application of amounts available pursuant to this Indenture Supplement. No recourse shall be had for the payment of any fee or any other obligation or claim arising out of or based upon this Indenture Supplement, the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer or the Transferor in connection herewith or therewith (including any of the Transaction Documents) against any holder of a Trust Certificate, employee, officer, director, incorporator, agent or trustee of the Issuer or the Transferor or any Affiliate of the Issuer or the Transferor.

                                   ARTICLE IV

                           EARLY AMORTIZATION OF NOTES

          Section 4.01 EARLY AMORTIZATION EVENTS. In addition to the events identified as Early Amortization Events in SECTION 12.01 of the Indenture, each of the following events will also be an Early Amortization Event with respect to the Series 2003-2 Notes:

               (1) failure on the part of the Transferor, the Servicer or an Originator, as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment and any other required payments to the Excess Funding Account) required by the terms of the Transfer and Servicing Agreement or the Receivables Purchase Agreement on or before the date occurring two Business

                                       25     SERIES 2003-2 INDENTURE SUPPLEMENT

                      Days after the date such payment or deposit is required to be made therein, or (ii) with respect to any Series, to deliver a Payment Date Statement within five Business Days of the day such item is due to be delivered under the Transfer and Servicing Agreement, or (iii) to comply with its agreement not to create any lien on a Receivable, or
                      (iv) duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Transfer and Servicing Agreement or the Receivables Purchase Agreement, which failure in the case of this CLAUSE (iv) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee or any Enhancement Provider;

               (2) any representation or warranty made by an Originator in the Receivables Purchase Agreement or by the Transferor in the Transfer and Servicing Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the Transferor pursuant to
                      SECTION 2.01, 2.05, 2.07 or 2.08 of the Transfer and Servicing Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee and (ii) as a result of such incorrectness the interests of the Noteholders are materially and adversely affected throughout the 60 day period; provided, however, that an Early Amortization Event shall not be deemed to have occurred under this paragraph if the Transferor has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

               (3) the occurrence of an Insolvency Event relating to CNH Global N.V., Case, LLC or New Holland North America, Inc.;

               (4) a failure by the Transferor to convey Receivables in Additional Accounts to the Issuer within five Business Days after the day on which it is required to convey such Receivables pursuant to the Transfer and Servicing Agreement;

               (5) on any Payment Date, the Available Subordinated Amount for such Payment Date is reduced to an amount less than the Required Subordinated Amount (as calculated without giving effect to any reductions or reinstatements, except for reductions due to deposits to the Principal Funding Account) on that Payment Date after giving effect to the distributions to be made on such Payment Date;

                                       26     SERIES 2003-2 INDENTURE SUPPLEMENT
                      provided that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this CLAUSE (5), any reduction of the Available Subordinated Amount resulting from reallocations of the Series 2003-2 Available Principal Amounts to pay interest on the Series 2003-2 Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date ;

               (6)    any Servicer Default occurs;

               (7) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 14.00%;

               (8) the Outstanding Dollar Principal Amount is not repaid by the Scheduled Final Payment Date;

               (9) the Issuer becomes an "investment company" within the meaning of the Investment Company Act;

               (10)   the occurrence of an Event of Default; and

               (11) the balance in the Excess Funding Account is greater than 30.00% of the Adjusted Pool Balance for any three consecutive Collection Periods.

          Notwithstanding the foregoing in this SECTION 4.01, in the case of any event described in CLAUSE (1), (2) or (6) above, an Early Amortization Event with respect to Series 2003-2 will be deemed to have occurred only if, after the applicable grace period described in such clause, if any, either the Indenture Trustee or Series 2003-2 Noteholders holding Series 2003-2 Notes evidencing more than 50% of the Outstanding Dollar Principal Amount of the Series 2003-2 Notes by written notice to the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee, if given by Series 2003-2 Noteholders, declare that an Early Amortization Event with respect to the Series 2003-2 Notes has occurred as of the date of that notice. In the case of any Early Amortization Event described in SECTION 12.01(a) or (b) of the Indenture or any event described in CLAUSE
(3), (4), (5), (7), (8), (9), (10) or (11) above, an Early Amortization Event with respect to the Series 2003-2 Notes shall be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2003-2 Noteholders immediately upon the occurrence of such event.

          Notwithstanding the foregoing in this SECTION 4.01, if (x) an Early Amortization Period results from the failure by the Transferor to convey Receivables in Additional Accounts to the Issuer, as described in CLAUSE (4) above during the Revolving Period, (y) no other Early Amortization Event that has not been cured or waived in accordance with the Indenture has

                                       27     SERIES 2003-2 INDENTURE SUPPLEMENT
occurred, and (z) with evidence that the Rating Agency Condition has been satisfied with respect thereto, then the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which the Transferor would no longer be required to convey Receivables in Additional Accounts to the Issuer; provided that the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred.

          Notwithstanding the foregoing in this SECTION 4.01, if an Early Amortization Event (other than the Early Amortization Event specified in CLAUSE
(3) above and any of the Early Amortization Events specified in SECTION 12.01(a) of the Indenture) has occurred and the scheduled termination of the Revolving Period has not occurred, the Indenture Trustee shall request from S&P a confirmation that the Rating Agency Condition has been satisfied with respect to such recommencement. If the Indenture Trustee receives such confirmation and the Holders of the Series 2003-2 Notes evidencing more than 50% of the Outstanding Dollar Principal Amount of the Series 2003-2 Notes consent to the recommencement of the Revolving Period, the related Early Amortization Period shall terminate and the Revolving Period shall recommence, provided that no other Early Amortization Event that has not been cured or waived has occurred.

                                    ARTICLE V

                            ACCOUNTS AND INVESTMENTS

          Section 5.01 ACCOUNTS.

          (a) ACCOUNTS; DEPOSITS TO AND DISTRIBUTIONS FROM ACCOUNTS. On or before the Issuance Date, the Indenture Trustee will cause to be established and maintained the Qualified Accounts denominated as follows: the "Interest Funding Account", the "Principal Funding Account" and the "Reserve Fund" (collectively, the "Series 2003-2 Accounts") in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2003-2 Noteholders. The Series 2003-2 Accounts constitute Supplemental Accounts and shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2003-2 Noteholders. If, at any time, the institution holding any Series 2003-2 Account ceases to be a Qualified Institution, the Issuer will within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new applicable Series 2003-2 Account, that is a Qualified Account and shall transfer any cash and/or investments to such new Series 2003-2 Account. From the date such new Series 2003-2 Account is established, it will be a Series 2003-2 Account, bearing the name of the Series 2003-2 Account it has replaced.

          (b) TIMING OF PAYMENTS; RESERVE FUND. All payments to be made from time to time by the Indenture Trustee to Series 2003-2 Noteholders out of funds in the Series 2003-2 Accounts pursuant to this Indenture Supplement will be made by the Indenture Trustee to the Paying Agent not later than 12:00 noon, New York City time, on the applicable Interest Payment Date or Principal Payment Date but only to the extent of funds in the applicable Account or as otherwise provided in Article III. Any amounts that are on deposit in the Reserve Fund after the earlier of the payment in full of the Outstanding Principal Balance of the Series 2003-2 notes and

                                       28     SERIES 2003-2 INDENTURE SUPPLEMENT
the Legal Final Maturity Date shall be distributed to the Transferor. On the Series 2003-2 Closing Date, the Issuer will make a deposit into the Reserve Fund in an amount equal to $5,216,120.

          (c) APPLICATION OF AMOUNTS IN RESERVE FUND. (A) If Series 2003-2 Available Interest Amounts are not sufficient to make the entire distributions required by SECTIONS 3.01(a), 3.01(b) or 3.01(c) above, the Indenture Trustee will withdraw funds from the Reserve Fund and apply those funds to complete such distributions to the Servicer or to the Class A Noteholders and Class B Noteholders pursuant to SECTION 3.09(a). (B) In addition, if Series 2003-2 is in an Early Amortization Period and if the Series 2003-2 Available Interest Amounts are not sufficient to make the entire distributions required by SECTION 3.01(d) above, the Indenture Trustee will withdraw funds from the Reserve Fund and apply those funds to complete the distributions under that clause.

                                       29     SERIES 2003-2 INDENTURE SUPPLEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.

                              CNH WHOLESALE MASTER NOTE TRUST,

                              By: The Bank of New York, not in its individual
                                  capacity, but solely as Owner Trustee


                              By:   /s/ Jon Farber
                                  ----------------------------------------------
                                  Name:  Jon Farber
                                  Title:  Assistant Treasurer


                              JPMORGAN CHASE BANK, as Indenture Trustee and not in its individual capacity

                              By:   /s/ Joseph M. Costantino
                                  ----------------------------------------------
                                  Name:  Joseph M. Costantino
                                  Title:  Trust Officer

                                       S-1    SERIES 2003-2 INDENTURE SUPPLEMENT